As filed with the Securities and Exchange Commission on June 17, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENCORE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

48-1090909

(I.R.S. Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

ENCORE CAPITAL GROUP, INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

J. Brandon Black

President and Chief Executive Officer

ENCORE CAPITAL GROUP, INC.

8875 Aero Drive, Suite 200

San Diego, California 92123

(877) 445-4581

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David R. Snyder, Esq.

Pillsbury Winthrop Shaw Pittman LLP

501 W. Broadway, Suite 1100

San Diego, CA 9101

(619) 234-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	2,000,000 shares	$12.20	$24,400,000.00	$1,361.52

(1)	Based on the average of the high and low trading prices on the Nasdaq Global Market on June 11, 2009, a date within five business days prior to the date of filing of this registration statement.
(2)	Because the exercise price of the equity awards issuable under the plan is not currently known, the registration fee is calculated pursuant to Rules 457(c) and 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to General Instruction E to Form S-8, Encore Capital Group, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Registrant on May 27, 2005 (File No. 333-125342) which registered 1,500,000 shares of the Registrant’s common stock, $0.01 par value (the “common stock”) reserved for issuance under the Registrant’s 2005 Stock Incentive Plan (the “Plan”), except to the extent otherwise updated or modified by this Registration Statement. The additional 2,000,000 shares of common stock that are the subject of this Registration Statement relate to the amendment and restatement of the Plan to increase the number of authorized shares available for issuance under the Plan. The amended and restated Plan was approved by the Registrant’s stockholders at the Registrant’s annual meeting held on June 9, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:	Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 11, 2009, and the portions of Registrant’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2009 incorporated by reference into such Annual Report.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 filed with the SEC on April 29, 2009.

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 13, 2009, April 29, 2009 and June 15, 2009.

(4)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-26489) filed with the SEC on June 24, 1999.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8:	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on June 17, 2009.

ENCORE CAPITAL GROUP, INC.

By:	/s/ J. Brandon Black
J. Brandon Black
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Brandon Black and Paul Grinberg and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Brandon Black	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2009
J. Brandon Black

/s/ Paul Grinberg Paul Grinberg	Executive Vice President, Chief Executive Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	June 17, 2009

/s/ George Lund George Lund	Chairman of the Board of Directors	June 16, 2009

Timothy J. Hanford	Director	June , 2009

/s/ Richard A. Mandell Richard A. Mandell	Director	June 16, 2009

/s/ Willem Mesdag Willem Mesdag	Director	June 16, 2009

/s/ John J. Oros John J. Oros	Director	June 16, 2009

/s/ J. Christopher Teets J. Christopher Teets	Director	June 16, 2009

/s/ Warren Wilcox Warren Wilcox	Director	June 16, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Encore Capital Group, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A of the definitive Proxy Statement on Schedule 14A filed on April 29, 2009.)

4.2	Form of Option Agreement pursuant to 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 5, 2005).

4.3	Form of Restricted Stock Unit Grant Notice and Agreement (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on October 28, 2008).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

14.1	Powers of Attorney (included in signature page to Registration Statement).